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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      June 17, 2005

                                  CLARCOR INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                     1-11024               36-0922490
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(State or other jurisdiction of        (Commission            (IRS Employer
         incorporation)                File Number)       Identification Number)


        840 Crescent Centre Drive, Suite 600, Franklin, TN     37067
        --------------------------------------------------------------
             (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code    615-771-3100
                                                   -----------------------------



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         (Former name or former address, if changed since last report).



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 8 - Other Information

         Item 8.01 Other Events.

(a) On June 17, 2005 CLARCOR Inc., a Delaware corporation (NYSE: CLC) (the "Company"), issued a press release disclosing that the Company's Board of Directors had approved, at a regular Board meeting, (a) a $150 million stock repurchase program and (b) a quarterly cash dividend of $0.06375 per share of Common Stock.

         Pursuant to the stock repurchase program, CLARCOR may purchase shares from time to time in the open market or through privately negotiated transactions over the next two years. CLARCOR has no obligation to repurchase shares under the program, and the timing, actual number and value of shares to be purchased will depend on CLARCOR's stock price and market conditions.

         The record date for the cash dividend is July 15, 2005 and the payment date is July 29, 2005.


Section 9 - Financial Statements & Exhibits

         Item 9.01 Financial Statements & Exhibits

Exhibit 99.1 - Press Release dated June 17, 2005.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CLARCOR INC.



                                 By  /s/ Norman E. Johnson
                                     -----------------------------------------
                                     Norman E. Johnson, Chairman of the Board,
                                     President and Chief Executive Officer
Date: June 20, 2005